                              THE CALVERT GROUP OF FUNDS

                            RULE 18f-3 MULTIPLE CLASS PLAN
                        Approved by the Boards in January 1996
              Amended and restated February 1998 Pursuant to Rule 18f-3
                       Under the Investment Company Act of 1940

     Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"), requires that an investment company desiring to offer multiple classes of shares pursuant to the Rule adopt a plan setting forth the differences among the classes with respect to shareholder services, distribution arrangements, expense allocations and any related conversion features or exchange privileges. Any material amendment to the plan must be approved by the investment company's Board of Trustees/Directors, including a majority of the disinterested Board members, who must find that the plan is in the best interests of each class individually and the investment company as a whole.

     This Rule 18f-3 Multiple Class Plan ("Plan") shall apply to those funds in the Calvert Group of Funds listed in Exhibit I (each a "Fund" and collectively, "Funds") and to any future fund for which this Plan has been approved in accordance with the above paragraph.

     The provisions of this Plan are severable for each Fund or Series thereof ("Series") or Class, and whenever action is to be taken with respect to this Plan, that action must be taken separately for each Fund, Series or Class affected by the matter.

     1. CLASS DESIGNATION. A Fund may offer shares designated Class A, Class B, Class C , Class I, and for certain money market portfolios, Class O.

     2. DIFFERENCES IN AVAILABILITY. Class A, Class B, Class C, and Class O shares shall each be available through the same distribution channels, except that (a) Class B shares may not be available through some dealers and are not available for purchases of $500,000 or more, (b) Class B shares of Calvert First Government Money Market Fund are available only through exchange from Class B or Class C shares of another Calvert Fund, and (c) Class C shares may not be available through some dealers and are not available for purchases of $1 million or more. Class I shares are generally available only directly from Calvert Group and not through dealers, and each Class I shareholder must maintain a $1 million minimum account balance.

     3. DIFFERENCES IN SERVICES. The services offered to shareholders of each Class shall be substantially the same, except that the Rights of Accumulation, Letters of Intent and Reinvestment Privileges shall be available only to holders of Class A shares. Class I purchases and redemptions may only be made by bank wire.

     4. DIFFERENCES IN DISTRIBUTION ARRANGEMENTS. Class A shares shall be offered with a front-end sales charge, as such term is defined in Rule 2830 of the Conduct Rules of the National Association of Securities Dealers, Inc. The amount of the sales charge on Class A shares is set forth at Exhibit II. Class A shares shall be subject to a Distribution Plan adopted pursuant to Rule 12b-1 under the 1940 Act. The amount of the Distribution Plan expenses for Class A shares, as set forth at Exhibit II, are used to pay the Fund's principal underwriter for distributing and or providing services to the Fund's Class A shares. This amount includes a service fee at the annual rate of .25 of 1% of the value of the average daily net assets of Class A.

     Class B shares shall be offered with a contingent deferred sales charge ("CDSC") and no front-end sales charge. The amount of the CDSC on Class B shares is set forth at Exhibit II. Class B shares shall be subject to a Distribution Plan adopted pursuant to Rule 12b-1 under the 1940 Act. The amount of the Distribution Plan expenses for Class B shares, as set forth at Exhibit II, are used to pay each Fund's principal underwriter for distributing and or providing services to the Fund's Class B shares. This amount includes a service fee at the annual rate of .25 of 1% of the value of the average daily net assets of Class B.

     Class C shares shall not be subject to a front-end sales charge, but shall be subject to a 1.00% CDSC if the shares are redeemed within one year of purchase. Class C shares shall be subject to a Distribution Plan adopted pursuant to Rule 12b-1 under the 1940 Act. The amount of the Distribution Plan expenses for Class C shares are set forth at
Exhibit II. The Class C Distribution Plan pays each applicable Fund's principal underwriter for distributing and or providing services to such Fund's Class C shares. This amount includes a service fee at the annual rate of .25 of 1% of the value of the average daily net assets of Class C.

     Class I and Class O shares shall be subject to neither a front-end sales charge, nor a CDSC, nor are they subject to a Distribution Plan adopted pursuant to Rule 12b-1 under the 1940 Act.

     5. EXPENSE ALLOCATION. The following expenses shall be allocated, to the extent practicable, on a Class-by-Class basis: (a) Distribution Plan fees; (b) transfer agent fees; (c) administrative service fees; (d) printing and postage expenses payable by a Fund relating to preparing and distributing materials, such as proxies, reports and prospectuses to current shareholders of a specific class; (e) class specific state notification fees; (f) class specific litigation or other legal expenses; (g) certain class specific reimbursement from the Advisor; and (h) certain class specific contract services (e.g., proxy solicitation).

     6. CONVERSION FEATURES. Class B shares shall be subject to an automatic conversion feature into Class A shares after they have been held for that number of years set forth in Exhibit II. Class A, Class C ,Class I, and Class O are not subject to automatic conversion.

     7.   EXCHANGE PRIVILEGES. Class A shares shall be exchangeable only for:
(a) Class A shares of other funds managed or administered by the Calvert Group;
(b) shares of funds managed or administered by the Calvert Group which do not have separate share classes; and (c) shares of certain other funds specified from time to time.

     Class B shares shall be exchangeable only for: (a) Class B shares of other funds managed or administered by the Calvert Group; (b) Class A shares of other funds managed or administered by the Calvert Group, if the front-end load on the Class A shares is paid at the time of the exchange; and (c) shares of certain other funds specified from time to time.

     Class C shares shall be exchangeable only for: (a) Class C shares of other funds managed or administered by the Calvert Group and Class B shares of Calvert First Government Money Market Fund; (b) Class A shares of other funds managed or administered by the Calvert Group, if the front-end load on the Class A shares is paid at the time of the exchange; and (c) shares of certain other funds specified from time to time.

     Class I shares shall be exchangeable only for: (a) Class I shares of other funds managed or administered by the Calvert Group; (b) Class A shares of other funds managed or administered by the Calvert Group, if the front-end load on the Class A shares is paid at the time of the exchange; and (c) shares of certain other funds specified from time to time.


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

Exhibit I

The Calvert Fund

Calvert Tax-Free Reserves

Calvert Municipal Fund

Calvert Social Investment Fund

Calvert World Values Fund

Calvert New World Fund

First Variable Rate Fund

Exhibit II

                        CALVERT SOCIAL INVESTMENT FUND (CSIF)


                             Maximum Class A      Maximum             Maximum
                             Front-End Sales      Class A             Class C
                             Charge               12b-1 Fee           12b-1 Fee

CSIF Managed Growth           4.75%               0.35%               1.00%

CSIF Equity                   4.75%               0.35%               1.00%

CSIF Managed Index            4.75%               0.25%               1.00%

CSIF Bond                     3.75%               0.35%               1.00%




Class B
                                                  Managed Growth,
                                                  Equity, and                        Maximum
Contingent Deferred Sales Charge                  Managed Index            Bond      12b-1 Fee
Shares held less than one year after purchase     5%                       4%        1.00%
More than one year but less than two              4%                       3%
More than two years but less than three           4%                       2%
More than three years but less than four          3%                       1%
More than four years but less than five           2%
More than five years but less than six            1%

Converts to Class A after                         8 yrs.                   6yrs.

Exhibit II

                           CALVERT TAX-FREE RESERVES (CTFR)



                              Maximum Class A     Maximum             Maximum
                              Front-End Sales     Class A             Class C
                              Charge              12b-1 Fee           12b-1 Fee
CTFR Long-Term                3.75%               0.35%               1.00%

CTFR Vermont                  3.75%               N/A                 1.00%




Class B

                                                  Long-Term and       Maximum
Contingent Deferred Sales Charge                  Vermont             12b-1 Fee
Shares held less than one year after purchase     4%                  1.00%
More than one year but less than two              3%
More than two years but less than three           2%
More than three years but less than four          1%

Converts to Class A after                         6yrs.

Exhibit II

                                CALVERT MUNICIPAL FUND


                              Maximum Class A     Maximum             Maximum
                              Front-End Sales     Class A             Class C
                              Charge              12b-1 Fee           12b-1 Fee
National Intermediate         2.75%               0.25%               N/A

California Intermediate       2.75%               0.25%               N/A

Maryland Intermediate         2.75%               0.25%               N/A

Virginia Intermediate         2.75%               0.25%               N/A



Class B
                                                                      Maximum
Contingent Deferred Sales Charge                  CMF                 12b-1 Fee

Shares held less than one year after purchase     3%                  1.00%
More than one year but less than two              2%
More than two years but less than three           2%
More than three years but less than four          1%

Converts to Class A after                         4 yrs.


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
Exhibit II

                                   THE CALVERT FUND



                              Maximum Class A     Maximum             Maximum
                              Front-End Sales     Class A             Class C
                              Charge              12b-1 Fee           12b-1 Fee
New Vision Small Cap          4.75%               0.25%               1.00%

Calvert Income Fund           3.75%               0.50%               1.00%




Class B
                                                                                  Maximum
Contingent Deferred Sales Charge                  New Vision          Income      12b-1 Fee

Shares held less than one year                    5%                  4%          1.00%
More than one year but less than two              4%                  3%
More than two years but less than three           4%                  2%
More than three years but less than four          3%                  1%
More than four years but less than five           2%
More than five years but less than six            1%

Converts to Class A after                         8 yrs.              6 yrs.

Exhibit II

                              CALVERT WORLD VALUES FUND


                              Maximum Class A     Maximum             Maximum
                              Front-End Sales     Class A             Class C
                              Charge              12b-1 Fee           12b-1 Fee
International Equity          4.75%               0.35%               1.00%

Capital Accumulation          4.75%               0.35%               1.00%



Class B
                                                                      Maximum
Contingent Deferred Sales Charge                  CWVF                12b-1 Fee
Shares held less than one year after purchase     5%                  1.00%
More than one year but less than two              4%
More than two years but less than three           4%
More than three years but less than four          3%
More than four years but less than five           2%
More than five years but less than six            1%

Converts to Class A after                         8 yrs.

February 1998
Lgl Shr/Agreements/New UW/Rule 18f-3 Plan

Exhibit II

                                CALVERT NEW WORLD FUND


                              Maximum Class A     Maximum             Maximum
                              Front-End Sales     Class A             Class C
                              Charge              12b-1 Fee           12b-1 Fee
Calvert New Africa            4.75%               0.25%               1.00%


Class B
                                                                      Maximum
Contingent Deferred Sales Charge                  New Africa          12b-1 Fee
Shares held less than one year after purchase     5%                  1.00%
More than one year but less than two              4%
More than two years but less than three           4%
More than three years but less than four          3%
More than four years but less than five           2%
More than five years but less than six            1%

Converts to Class A after                         8 yrs.


Exhibit II

                               FIRST VARIABLE RATE FUND


                              Maximum Class A     Maximum             Maximum
                              Front-End Sales     Class A             Class C
                              Charge              12b-1 Fee           12b-1 Fee
First Gov. Money Market       N/A                 N/A                 N/A


Class B
                                                                      Maximum
Contingent Deferred Sales Charge                                      12b-1 Fee
CDSC of original Class B Fund purchased is applied upon
redemption from Class B of First Government Money Market              1.00%


Conversion period of original Class B Fund purchased is applied.


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